N-CSR Item 12(b) - Exhibits:
Certifications

                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Federated Managed Allocation Portfolios on behalf of Federated Balanced Allocation Fund, Federated Conservative Allocation Fund, Federated Growth Allocation Fund, Federated Moderate Allocation Fund, Federated Target ETF Fund 2015, Federated Target ETF Fund 2025, Federated Target ETF Fund 2035 (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended May 31, 2006 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: July 25, 2006

/s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title: President, Principal Executive Officer



Dated: July 25, 2006

/s/ Richard A. Novak
Name:  Richard A. Novak
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.